HERITAGE ASSET MANAGEMENT


Fee Information for Services as
Plan, Transfer and Dividend Disbursing Agent
Original contract dated March 29, 1993:
ORIGINAL FEE SCHEDULE DATED MARCH 29, 1993
AND AMENDED ON AUGUST 16, 2005

HERITAGE CAPITAL APPRECIATION TRUST

GENERAL - Each Fund shall be charged an annual fee for each open and closed shareholder account according to the following schedule, calculated and payable monthly.

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                                   Open accounts             Closed accounts
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      Class A shares               $11.50                    $2.00
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      Class B shares               $11.50                    $2.00
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      Class C shares               $11.50                    $2.00
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      Class I shares               $11.50                    $2.00
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The above fees will be adjusted  annually  based upon the  Tampa/St.  Petersburg consumer price index. In addition, each fund will pay its out of pocket expenses as listed below.

OUT-OF-POCKET EXPENSES - Out-of-pocket expenses include but are not limited to: fees paid to the Distributor, other broker-dealers and service providers for account maintenance, sub-transfer agent and transactions processing services performed on behalf of fund shareholders; postage expenses, proxy mailing, tabulation, and solicitation expenses; and banking service fees.

PAYMENT - The above fees will be due and payable five days after notification is received at the Trust's offices.


HERITAGE CAPITAL APPRECIATION       HERITAGEASSET MANAGEMENT, INC.
TRUST

By /s/ K.C. Clark____________               /s/Mathew J. Calabro_______________

Title: Principal Executive Officer          Sr. Vice President_________________

Date: August 16, 2005                       August 16, 2005